                                                                   EXHIBIT 10.28

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

[ORACLE LOGO]

                    SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Services Agreement ("Agreement") is between Oracle Corporation ("Oracle") and the Customer identified below. The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement, which will be identified on one or more Order Forms.

1.    DEFINITIONS

1.1. "PROGRAM" means the software in object code form distributed by Oracle for which Customer is granted a license pursuant to this Agreement, and the media, Documentation and Updates therefor.

1.2. "DOCUMENTATION" means the user guides and manuals for installation and use of the Program software. Documentation is provided in CD-ROM or bound form, whichever is generally available.

1.3. "UPDATE" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.

1.4. "ORDER FORM" means the document in hard copy or electronic form by which Customer orders Program licenses and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.5. "DESIGNATED SYSTEM" means the computer hardware and operating system designated on the relevant Order Form.

1.6. "TECHNICAL SUPPORT" means Program support provided under Oracle's policies in effect on the date Technical Support is ordered.

1.7. "COMMENCEMENT DATE" means the date on which the Programs are delivered by Oracle to Customer, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

II.   PROGRAM LICENSE

2.1.  RIGHTS GRANTED

      A. Oracle grants to Customer a nonexclusive license to use the Programs specified on an Order Form under this Agreement, as follows:

            i. to use the Programs solely for Customer's operations on the Designated System or on a backup system if the Designated System is inoperative, consistent with the use limitations specified or referenced in this Agreement, an Order Form, or the Documentation. Customer may not relicense, rent or lease the Programs or use the Programs for third-party training, commercial time-sharing or service bureau use;

            ii. to use the Documentation provided with the Programs in support of Customer's authorized use of the Programs;

            iii. to copy the Programs for archival or backup purposes, and to make a sufficient number of copies for the use specified in the Order Form. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies;

            iv. to modify the Programs and combine them with other software products; and

            v. to allow third parties to use the Programs for Customer's operations so long as Customer ensures that use of the Programs is in accordance with the terms of this Agreement.

            Customer shall not copy or use the Programs (including the Documentation) except as specified in this Agreement or an Order Form. Customer shall have no right to use any other software program that may be delivered with ordered Programs.

      B. Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Programs, except to the extent required to obtain interoperability with other independently created software or as specified by law.

      C. Oracle shall retain all title, copyright and other proprietary rights in the Programs. Customer does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement.

2.2.  TRANSFER AND ASSIGNMENT

      A. Customer may transfer a Program license within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.

      B. Customer may not assign this Agreement or transfer a Program License to a legal entity separate from Customer without the prior written consent of Oracle. Oracle shall not unreasonably withhold or delay such consent.

2.3.  VERIFICATION

      At Oracle's written request, not more frequently than annually, Customer shall furnish Oracle with a signed certification verifying that the Programs are being used pursuant to the provisions of this Agreement and applicable Order Forms.

      Oracle may audit Customer's use of the Programs. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to Oracle, Customer shall be invoiced for such underpaid fees. Audits shall be conducted no more than once annually.

III.  TECHNICAL SERVICES

3.1.  TECHNICAL SUPPORT SERVICES

      Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered.

3.2.  CONSULTING AND TRAINING SERVICES

      Oracle will provide consulting and training services agreed to by the parties under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing.

3.3.  INCIDENTAL EXPENSES

      For any on-site services requested by Customer, Customer shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

IV.   TERM AND TERMINATION

4.1.  TERM

      If not otherwise specified on the Order Form, this Agreement and each Program license granted under this Agreement shall continue perpetually unless terminated under this Article IV.

4.2.  TERMINATION BY CUSTOMER

      Customer may terminate any Program license at any time; however, termination shall not relieve Customer's obligations specified in Section 4.4.

4.3.  TERMINATION BY ORACLE

      Oracle may terminate this Agreement or any license upon written notice if Customer materially breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

4.4.  EFFECT OF TERMINATION

      Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer's obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form. The parties' rights and obligations under Sections 2.1.B, 2.1.C, and 2.2.B, and Articles IV, V, VI and VII shall survive termination of this Agreement. Upon termination, Customer shall cease using, and shall return or destroy, all copies of the applicable Programs.

V.    INDEMNITY, WARRANTIES, REMEDIES

5.1.  INFRINGEMENT INDEMNITY

     Oracle will defend and indemnify Customer against a claim that the Programs infringe a copyright or patent or other intellectual property right, provided that: (a) Customer notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) Customer provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Oracle will reimburse Customer's reasonable out-of-pocket expenses incurred in providing such assistance. Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to Customer.

     If the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; or (b) obtain for Customer a license to continue using the Programs. If it is not commercially reasonable to perform either of the above options, then Oracle may terminate the license for the infringing Programs and refund the license fees paid for those Programs. This Section
     5.1 states Oracle's entire liability and Customer's exclusive remedy for infringement.

5.2.  WARRANTIES AND DISCLAIMERS

      A.    Program Warranty

            Oracle warrants for a period of one year from the Commencement Date that each unmodified Program license will perform the functions described in the Documentation.

      B.    Media Warranty

            Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

      C.    Services Warranty

            Oracle warrants that its Technical Support, training and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

          D.   DISCLAIMERS

               THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

               ORACLE DOES NOT WARRANT THAT THE PROGRAMS WILL OPERATE IN COMBINATIONS OTHER THAN AS SPECIFIED IN THE DOCUMENTATION OR THAT THE OPERATION OF THE PROGRAMS WILL BE UNINTERRUPTED OR ERROR-FREE. PRE-PRODUCTION RELEASES OF PROGRAMS AND COMPUTER-BASED TRAINING PRODUCTS ARE DISTRIBUTED "AS IS."

5.3.      EXCLUSIVE REMEDIES

          For any breach of the warranties contained in Section 5.2, Customer's exclusive remedy, and Oracle's entire liability, shall be:

          A.   For Programs

               The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, Customer shall be entitled to terminate the Program license and recover the fees paid to Oracle for the Program license.

          B.   For Media

               The replacement of defective media returned within 90 days of the Commencement Date.

          C.   For Services

               The reperformance of the services, or if Oracle is unable to perform the services as warranted, Customer shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.

VI.       PAYMENT PROVISIONS

6.1.      INVOICING AND PAYMENT

          All fees shall be due and payable 30 days from the invoice date. Any amounts payable by Customer hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid. Customer agrees to pay applicable media and shipping charges. Customer shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.

6.2.      TAXES

          The fees listed in this Agreement do not include taxes, if Oracle is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Customer's use of Programs or services, then such taxes shall be billed to and paid by Customer. This Section shall not apply to taxes based on Oracle's income.

VII.      GENERAL TERMS

7.1.      NONDISCLOSURE

          By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential information shall be limited to the Programs, the terms and pricing under this Agreement, and all information clearly identified as confidential.

          A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party;
          (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Customer shall not disclose the results of any benchmark tests of the Programs to any third party without Oracle's prior written approval.

          The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

7.2.      GOVERNING LAW

          This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California.

7.3.      JURISDICTION

          Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Mateo County, California. Oracle and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

7.4.      NOTICE

          All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Customer) or to the Oracle address on the Order Form (if to Oracle).

          To expedite order processing, Customer agrees that Oracle may treat documents faxed by Customer to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

7.5.      LIMITATION OF LIABILITY

          IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ORACLE'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT [**] AND IF SUCH DAMAGES RESULT FROM CUSTOMER'S USE OF THE PROGRAM OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT PROGRAM OR SERVICES GIVING RISE TO THE LIABILITY.

          The provisions of this Agreement allocate the risks between Oracle and Customer. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.6.      SEVERABILITY

          If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

7.7.      WAIVER

          The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

7.8.      EXPORT ADMINISTRATION

          Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

7.9.      ENTIRE AGREEMENT

          This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

          It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Customer purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of Oracle-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.



The Effective Date of this Agreement shall be October 6, 1997.

EXECUTED BY CUSTOMER: General Magic.       EXECUTED BY ORACLE CORPORATION:

Authorized Signature  /s/ KEVIN SURACE     Authorized Signature  /s/ JOHN ROGERS
                     -----------------                          ------------------------
Name:   KEVIN SURACE                       Name:   JOHN ROGERS
     ---------------------------------          ----------------------------------------
Title:  VP/General Manager                 Title:  MANAGER, SALES SUPPORT
      --------------------------------           ---------------------------------------
Address:  420 N. Mary Avenue               Address:  500 Oracle Parkway, Redwood City, CA
          Sunnyvale, CA 94086
        ------------------------------

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


[ORACLE LOGO]

Oracle Corporation
500 Oracle Parkway
Redwood City, CA 94065
(415) 506-7000

Oracle is a registered trademark of Oracle Corporation
13006-103196

[ORACLE LOGO]                       QUOTE                         Quote#: 169722
                                                                    Page: 1 of 2
                                                       Effective Date: 13-AUG-97


Customer:   GENERAL MAGIC CORPORATION
Location:   420 NORTH MARY AVENUE
            SUNNYVALE, CA 94086
Contact:    STEVEN BALDIN
Phone:      408-774-4242      Fax: 408-774-4030

End User:   GENERAL MAGIC CORPORATION
            420 NORTH MARY AVENUE
            SUNNYVALE, CA 94086
Contact:    STEVEN BALDIN

================================================================================
                          ORACLE CONTRACT INFORMATION

      [O] Agreement           *** SLSA Attached ***         Effective Date:


DESIGNATED SYSTEM

    Make/Model:         MS / WINDOWS NT-PC COMPATIBLE       Media Type:    CD

    Operating System:   WINDOWS NT                          CSI Number:


Qty         License                                         Quantity &
Shipped     Level       Programs                            License Type
--------------------------------------------------------------------------------

   1 Full Use           Oracle Interoffice Message          [**]
                        Cartridge (CTRL HOLD)

   1 App. Spec. Deploy. Oracle Enterprise Manager           [**]
                        Performance Pack

   1 App. Spec. Deploy. Oracle Server-Enterprise Edition    [**]

   1 App. Spec. Deploy. Parallel Server Option              [**]



      Initial 1 Year Silver Annual Technical Support


                          Total License Fee Due:                   [**]
                          Total Technical Support Fee Due:         [**]
                          Total Additional Fees Due:
                                                               ==============
                          Total Fees Due:                          [**] US

For purposes of this Order Form, Customer Application is defined as General Magic's voice accessible network service.

MISCELLANEOUS

Oracle shall deliver to the Customer Location, for use in the United States, the number of copies specified above of the software media and Documentation (CD-ROM or bound, whichever is generally available) ("Master Copy") for each Program currently available in production release as of the Effective Date for use on the Designated Systems. Customer shall have the right to make up to 1 copy of the Program(s), including Documentation, for each license of the Program(s) and Customer shall be responsible for installation of the software. All fees due under this Order Form shall be due and payable net 30 days from date of invoice, and shall be noncancelable and the sums paid nonrefundable. Customer agrees to pay applicable sales/use tax, media and shipping charges. The following shipping terms shall apply: FOB Destination, Prepaid and Add. These terms shall also apply to any options exercised by Customer. If Customer loses or damages the media containing a Program licensed hereunder, upon Customer's written notice Oracle will provide a replacement copy thereof, under Oracle's then-current Technical Support policies, for a media and shipping charge.

TECHNICAL SUPPORT
Annual Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies and pricing in effect on the date Technical Support is ordered and shall be effective upon shipment (or upon Order Form Effective Date for products not requiring shipment); first year Technical Support is quoted above, if ordered. Fees for Technical Support are due and payable annually in advance.


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
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
[ORACLE LOGO]                         QUOTE                      Quote #: 169722
                                                                    Page: 2 of 2
                                                       Effective Date: 13-AUG-97

Customer   GENERAL MAGIC CORPORATION


      Thank you for your interest in Oracle. If you have any questions please contact Steven Sovik, your Oracle Sales Representative, at (415) 506-7000.

      Customer and Oracle agree that the terms and pricing of this Quote shall not be disclosed without prior written consent of the other party.

      This Quote is valid through September 19, 1997 and shall become binding upon execution by Customer and acceptance by Oracle.

      This Quote includes the Price List Definitions attachment.

                                   ATTACHMENT
                                       to
                                 QUOTE #169722
                                    between
                           GENERAL MAGIC CORPORATION
                                      and
                               ORACLE CORPORATION

Notwithstanding anything to the contrary on the Quote specified above, the following changes are made to this Order Form as of its Effective Date.

1. Delete the fourth sentence of the MISCELLANEOUS section and replace with the following:

     "Customer agrees to pay applicable sales/use tax and media charges."

2.   CUSTOMER

     For purposes of this Order Form, Customer shall be defined as Customer and Customer's majority owned subsidiaries located in the U.S. as of the Effective Date. Before accessing the Programs, each subsidiary must agree in writing to be bound by the terms of the Agreement and this Order Form.

3.   TECHNICAL SUPPORT CAP

     For up to 3 years from the end of the Technical Support period specified under this Order Form, Customer may acquire Silver Technical Support services for all the Programs licensed in the U.S. under this Order Form (except for licenses that are modified or are added to this Order Form after the Effective Date), for an annual fee not to increase each year by more than [**] of the Technical Support fee paid by Customer for similar Technical Support services in the preceding year (excluding any Support fee reduction issued for terminated licenses), provided Customer continuously maintains Technical Support services during such period. Thereafter, Customer may obtain annual Technical Support services from Oracle under Oracle's Technical Support fees and policies in effect when such services are ordered.

4.   ADDITIONAL LICENSE INCREMENTS

     For 1 year from the Effective Date, provided Customer has continuously maintained Technical Support, Customer may increase the quantity of each applicable License Type accessing the Programs on the Order Form ("Additional License Increment") by paying Oracle the additional license fee as specified below:

                                                                                     License Fee per
                                                                       License       each Additional
Program                            License Type   License Level        Increment     License Increment
-------                            ------------   -------------        ---------     -----------------
Oracle Server-Enterprise Edition   Processor      App. Spec. Deploy.       1         $[**]

Parallel Server Option             Processor      App. Spec. Deploy.       1         $[**]

Oracle Enterprise Manager          Processor      App. Spec. Deploy.       1         $[**]
  Performance Pack

Oracle Interoffice                 Processor      Full Use                 1         $[**]
  Message Cartridge

     Each order placed for an Additional License Increment must be at least [**] in net license fees; applicable sales tax will be added to the fee. All applicable fees shall be due and payable on the date that Customer notifies Oracle in writing of its exercise of this option; Oracle has no shipment


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
                                                                     Page 2 of 3

     obligation. Upon election, this payment obligation is noncancellable, and the sum paid is nonrefundable. At the time of election, Customer may obtain Technical Support services from Oracle for Additional License Increment at Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

5.   ORDERING OPTION

     Customer may exercise options under this Order Form by providing
     Oracle with a Purchase Order which references: (i) the addition of such license to the Order Form; (ii) the Effective Date of the Order Form;
     (iii) the Program(s), License Level(s), Quantity, License Type(s); and
     (iv) the Designated System(s) types or CSI number.

6.   ADDITIONAL PROGRAMS

     It is the current intention of the parties to negotiate license fees for the addition of future Programs to this Order Form if and when such Programs are available in production release for installation on the Designated Systems types and such Programs are listed on Oracle's U.S. Price List, provided Customer is current at such time on its Technical Support payments. Such future Programs are not currently available. Customer has not relied on potential availability in entering into the payment obligations in this Order Form. Oracle is under no obligation to change current availability.

7.   USE OF ORACLE PROGRAMS BY THIRD PARTIES

     A.   Subscriber Use

     Customer shall have the non-exclusive, non-transferable right to allow subscribers to Customer's Personal Assistant Service which are based primarily in the United States ("Subscribers") to access and use the Oracle Programs acquired under this Order Form installed on Customer's Designated Systems for each such Subscriber's internal data processing use subject to the terms of this Section and the Agreement. If a Subscriber travels outside the United States, the Subscriber may access a Program(s), installed on Designated System(s) types in the U.S., subject to U.S. export laws and this Order Form.

     Subscriber's access to such Programs shall be available only in conjunction with the use of the Customer's Personal Assistant Service application program, and the Subscribers shall not use the Programs outside the scope of such application program. Each Subscriber under this Order Form shall have the right to access the Oracle Programs, either remotely through a modem or directly at the location of the applicable processor on which Customer has installed the applicable Programs. In no event shall Customer have the right to sublicense or distribute any Programs, except as set forth herein.

     B.   Agreement

     Customer shall ensure that the Subscribers' use of the Programs is in accordance with the terms of the Agreement. Customer agrees to defend and indemnify Oracle and hold Oracle harmless from all claims, losses, liabilities, and settlement costs resulting from any claims brought against or incurred by Oracle arising from any use of the Programs by Subscribers.

     C.   Technical Support

     Customer is responsible for providing all technical support, training and consultation to its Subscribers. Any questions from Customer's Subscribers will be referred by Oracle to Customer.

     D.   Usage

     Customer shall not grant Subscribers access to more Processors of the Programs than the maximum number of Processors of such Programs licensed under this Order Form.

8.   HOT BACK-UP

     With respect to each of the Program licenses ordered under the Order Form, Customer shall have the right to install and use such Programs on a backup computer of the same make and model as the Designated System type for the purpose of temporary disaster recovery and testing. Customer shall have the right to maintain a "hot" or "live" copy of the Programs on such backup computer at all times for immediate production use only in the case of a primary computer malfunction that renders the Programs inoperable on the applicable Designated System type. At no time shall Customer have the right to use the Programs on the Designated System type and the backup computer simultaneously.

9.   PAYMENT

     The Customer's payment obligations to Oracle under this Order Form as of the Effective Date shall be satisfied by Millennia Vision Corporation ("Payor") as authorized pursuant to a distribution agreement executed between Payor and Oracle ("Payor Agreement"). Oracle shall receive payments directly from Payor under the terms of the Payor Agreement. This payment obligation is noncancellable and the sum paid is nonrefundable. The financial obligations of Customer to Payor shall be specified in a separate agreement. Licenses that are modified or added to this Order Form after the Effective Date shall be at terms and fees as determined when such licenses are acquired. Applicable sales tax shall be charged to Payor based on the point of delivery of the Master Copy and paid under the terms of the Payor Agreement. Payor is responsible for payment of any use or other tax arising from use of the Programs in any other location.


--------------------------------------------------------------------------------

Customer, Oracle and Payor agree that the terms in this Order Form shall not be disclosed without prior written consent of the other party. This quote is valid through October 3, 1997 and shall become binding upon execution by Customer and Payor and acceptance by Oracle.


GENERAL MAGIC CORPORATION                    MILLENNIA VISION CORPORATION

Signature: /s/ KEVIN SURACE                  Signature: /s/   AUSTIN ERLICH
          ------------------------------               -------------------------

Name:  Kevin Surace                          Name:  Austin Erlich
     -----------------------------------          ------------------------------

Title: Vice President & General Manager      Title: President
       Products - Network Solutions                -----------------------------
       ---------------------------------

ORACLE CORPORATION

Signature: /s/ JOHN ROGERS
          ------------------------------

Name:  John Rogers
     -----------------------------------

Title: MANAGER, SALES SUPPORT
      ----------------------------------

Effective Date: October 6, 1997
               -------------------------

--------------------------------------------------------------------------------

[ORACLE LOGO]


                      JULY 1, 1997 PRICE LIST DEFINITIONS

"Concurrent Devices": the maximum number of input devices accessing the Programs at any given point in time. If multiplexing software or hardware (e.g., a TP Monitor, webserver product) is used, this number must be measured at the multiplexing front-end.

"Named User" or "Developer": is defined as an individual who is authorized by Customer to use the Oracle Programs, regardless of whether the individual is actively using Programs at any given time.

"Mailbox" is defined as a point from which to send or receive electronic mail. It is created when a user account or application is created in Oracle Office.

"Computer": licensed for use on a single specified computer.

"Processor": shall be defined as the actual number of processors installed in the licensed Computer and running the Oracle Programs, regardless of the number of processors which the Computer is capable of running.

"Client": a computer which (1) is used by only one person at a time, and (2) executes Oracle software in local memory or stores the software on a local storage device.

"Full Use Programs" are unaltered versions of the Programs with all functions intact.

"Deployment Programs" may be used only to execute existing applications or reports. They may not be used to build or modify reports or applications. Deployment Programs are to be generated by Customer from Full Use Programs.

"Application Specific Deployment Program(s)" are limited to use solely for the purpose of running the Customer Application designated on the Order Form, and may not be used to create or alter tables or reports except as necessary for operating the Customer Application. Customer Application shall be defined in the attached Order Form if applicable. Application Specific Deployment Programs are to be generated by Customer from Full Use Programs.

--Program: Full Use licenses of Programs marked with the symbol "[tilde]" also include an unlimited number of Deployment licenses for the Programs as specified in the Documentation.

"Web Specific Program(s)" shall mean Program licenses which may only be accessed by Clients via Internet networking protocols. Notwithstanding any use restrictions in the Agreement or Oracle Program License Terms, Customer's applications may only allow third party web access to a licensed Web Specific Program for viewing, querying, or adding data only, so long as such use is in accordance with the other terms of the Agreement.

For Oracle Human Resources, Oracle Payroll and Oracle Time Management the number of "Employees" is the number of active Customer employee records.

For Oracle Personal Time and Expense, the number of "Employees" is the total number of people authorized to enter time and expense records.

For Oracle Sales Compensation, the number of "Employees" is the total number of Customer's employees or agents whose compensation, in whatever form, is calculated or monitored using Oracle Sales Compensation.

For Oracle Training Administration, the number of "Employees" is the total number of students receiving training courses supplied by the Customer.

"Foundation Services": This is limited support, and any license for which it is purchased is not a Supported Program License.

A "Training Unit" entitles Customer to acquire one day of instruction for one Customer employee at an Oracle Education Center in the U.S., exclusive of expenses. Eight Training Units may be used to acquire one day of instruction for up to 15 Customer employees, at a Customer site in the U.S., exclusive of expenses. Training Units are valid for one year from the Effective Date of the Order Form on which they are ordered.

"Organizational Change Management Services" are services for assisting Customer's in managing change in their organizations. Customer's discounts for consulting or training do not apply to such Organization Change Management Services.

A "Suite" consists of all of the functional software components described in the Documentation.